UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 18, 2005

PINNACLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	000-24784	94-3003809
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

280 North Bernardo Avenue

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 526-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 18, 2005, the Compensation Committee of the Board of Directors of Pinnacle Systems, Inc. (“Pinnacle”) approved of a management retention plan under which Scott E. Martin, Pinnacle’s Senior Vice President, Human Resources, Legal and Administration, entered into a Retention Bonus Agreement (the “Retention Agreement”) with the Company. Under the terms of the Retention Agreement, Mr. Martin will receive a one-time cash bonus payment of $100,000 which is due 30 days after the earlier of (the “Triggering Date”): (i) the closing of the merger contemplated by the Agreement and Plan of Merger by and among Avid Technology, Inc., Highest Mountain Corporation and Pinnacle Systems, Inc. dated as of March 20, 2005 (the “Merger Agreement”), (ii) the termination of the Merger Agreement or (iii) termination of Mr. Martin’s employment “without cause” (as defined in that certain Change of Control Severance Agreement dated May 10, 2004 between Mr. Martin and the Company (the “Severance Agreement”)) or Mr. Martin’s voluntary resignation from the Company for “good reason” (as defined in the Severance Agreement). The bonus is payable only if Mr. Martin remains employed by Pinnacle on the Triggering Date.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE SYSTEMS, INC.

By:	/s/ Scott E. Martin
Scott E. Martin
Senior Vice President, Human Resources and Legal

Date: March 23, 2005

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